Fourth Quarter 2022 Supplemental Financial Information

Table of Contents 2 03 Corporate Overview 04 Earnings Release 09 Quarterly Highlights 10 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) 11 Funds from Operations and Adjusted Funds from Operations 12 EBITDAre, Adjusted EBITDAre, NOI and Cash NOI 13 Consolidated Balance Sheets 14 Debt, Capitalization and Financial Ratios 15 Investment Activity 16 Portfolio Information 20 Lease Expiration Schedule 21 Non-GAAP Measures and Definitions 24 Forward Looking and Cautionary Statements

Corporate Overview

Corporate Profile

NETSTREIT Corp. (NYSE: NTST) is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT's strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors.

Management Team

Mark Manheimer, Chief Executive Officer
Lori Wittman, Interim Chief Financial Officer
Jeff Fuge, Senior Vice President of Acquisitions
Randy Haugh, Senior Vice President of Finance
Kirk Klatt, Senior Vice President of Real Estate
Trish McBratney-Gibbs, SVP, Chief Accounting Officer
Chad Shafer, Senior Vice President of Underwriting

Board of Directors

Todd Minnis – Chair
Michael Christodolou
Heidi Everett
Mark Manheimer
Matthew Troxell
Lori Wittman – Non-Independent[1]
Robin Zeigler

Corporate Headquarters

2021 McKinney Avenue
Suite 1150
Dallas, Texas, 75201
Phone: (972) 579 – 4825
Website: www.netstreit.com

Transfer Agent

Computershare
PO Box 505000
Louisville, Kentucky 40233
Phone: (866) 637 – 9460
Website: www.computershare.com

(1) Lori Wittman expected to return as an independent director after her role as Interim CFO.

NETSTREIT 3

Earnings Release 4 NETSTREIT REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL AND OPERATING RESULTS – Reports Net Income of $0.05 and Adjusted Funds from Operations (“AFFO”) of $0.29 per diluted share for the Fourth Quarter – – Net Income of $0.16 and AFFO of $1.16 per diluted share for the Full Year 2022 – – Completed $480.2 Million of Net Investments in 2022 – – Issued 21.0 Million Shares of Common Stock and Closed $600 Million Sustainability-Linked Credit Facility – – Provides Full Year 2023 AFFO Guidance of $1.17 to $1.23 AFFO per diluted share – Dallas TX – February 23, 2023 – NETSTREIT Corp. (NYSE: NTST) (the “Company”), today announced financial and operating results for the fourth quarter and full year ended December 31, 2022. “We are pleased to announce another strong year of portfolio performance and prudent investment growth even as economic uncertainty and Fed policy created both challenges and opportunities. We are extremely proud of our accomplishments in 2022 as we continued to execute on our strategic goals. Our focus on credit underwriting, real estate fundamentals, and strong store performance coupled with being disciplined on pricing and capital has enabled us to accretively build one of the net lease industry's highest quality portfolios,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. Mr. Manheimer continued, “We have and will continue to be opportunistic in raising and investing capital. Our team has continued to find acquisitions from a variety of sources at cap rates above those found in the broader market without comprising on asset quality. Given the strength of our team and the groundwork we have laid, we are optimistic about our ability to continue to deliver shareholder value regardless of the economic backdrop.” FOURTH QUARTER AND FULL YEAR 2022 HIGHLIGHTS • Net income per share2 of $0.05 for the fourth quarter of 2022, flat versus the prior year period • Core Funds from Operations (“Core FFO”)1 per diluted share2 of $0.28 compared to $0.25 from prior year period • AFFO per diluted share2 of $0.29 compared to $0.27 from prior year period • Reported net income per diluted share3 of $0.16, Core FFO per diluted share3 of $1.10 and AFFO per diluted share3 of $1.16 for the full year 2022 PORTFOLIO UPDATE As of December 31, 2022, the NETSTREIT portfolio was comprised of 427 leases, contributing $99.2 million of annualized base rent4, with a weighted-average remaining lease term of 9.5 years4, of which 62.9% were with investment grade rated tenants and 17.2% were with tenants with investment grade profiles6. The portfolio was 100.0% occupied as of December 31, 2022.

Earnings Release 5 INVESTMENT ACTIVITY During the quarter ended December 31, 2022, the Company had total net investment activity of $91.8 million. In the fourth quarter, the Company invested approximately $99.9 million in the acquisition of 23 properties at an initial cash capitalization rate of 7.0%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 11.2 years. The Company commenced rent on one development project that had total costs of $4.2 million and a weighted average investment yield of 6.1% during the quarter. The Company also provided $7.8 million of funding to support on-going development projects. The Company completed three dispositions for $12.3 million in total contractual sales proceeds during the quarter, which equated to a 6.7% cash capitalization rate. The investment grade and investment grade profile totals for acquisitions completed in the quarter were 53.6% and 44.0%, respectively, based on total annualized base rent. The quarter’s transaction activity increased the total tenant count from 77 to 80 tenants. During the year ended December 31, 2022, the Company completed $438.5 million of acquisitions in 105 properties at an initial cash capitalization rate, including acquisitions costs, of 6.6%. Acquisitions completed during the year had a weighted-average remaining lease term of 10.7 years. The Company provided $22.0 million of total development funding in 2022 including the acquisition of two new build-to-suit projects with an initial purchase price of $1.8 million. In addition, the Company commenced rent on six development projects with a total investment amount of $22.0 million During the same period, the Company sold seven properties for total proceeds of $26.7 million, recognizing total net gains of $4.1 million. BALANCE SHEET AND LIQUIDITY At quarter end, total debt outstanding was $496.5 million, with a weighted average term of 3.7 years and a quarter end contractual interest rate, including the impact of fixed rate swaps, of 3.4% (excluding the impact of deferred fee amortization). 77% of the Company’s debt was at a fixed rate and the Company’s net debt to annualized adjusted EBITDA ratio was 3.4x, after giving consideration to the settlement of shares pursuant to the August forward sales agreements. Excluding the settlement of the forward shares, the Company’s net debt to annualized adjusted EBITDA ratio was 5.0x. During the year ended 2022, the Company completed the following equity issuances: • In January, the Company entered into forward sale agreements related to 10,350,000 shares of its common stock at a public offering price of $22.25 per share. The Company has fully settled the forward sale agreements receiving total net proceeds of $216.0 million. • In August, the Company entered into forward sale agreements related to 10,350,000 shares of its common stock at a public offering price of $20.20 per share. On December 30, 2022, the Company

Earnings Release 6 settled 2,973,944 shares of common stock, receiving net proceeds from the offering of $57.0 million. As of December 31, 2022, 7,376,056 shares remained unsettled under the August forward sale agreements. The Company will have until August 3, 2023 to settle the forward sale agreements. • During 2022 the Company issued 276,060 shares of common stock at a weighted average net price of $20.75 per share in connection with the ATM Program for net proceeds of approximately $5.7 million. The Company closed on a $600 million sustainability-linked senior unsecured credit facility, which consisted of a $400 million senior unsecured revolving credit facility and a new $200 million senior unsecured term loan, with an additional $400 million accordion feature. The revolver will mature in August 2026, with the option available to extend the maturity for an additional year, while the term loan will mature in February 2028. The term loan is fully hedged at an all-in rate of 3.88%. The Company’s existing $175 million term loan was fully hedged at year end at an all-in LIBOR based rate of 1.36%, and subsequent to year end was moved to an all-in SOFR based rate of 1.37%, will remain outstanding through the maturity in December 2024. The December 31, 2022 cash and restricted cash balance was $70.5 million and the Company had $287.0 million outstanding on its revolving line of credit. Currently, the Company has total liquidity available, which includes cash and restricted cash, unsettled equity forward contracts and undrawn line of credit capacity, of $499.0 million. DIVIDEND On February 21, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the first quarter of 2023, which will be paid on March 30, 2023 to shareholders of record on March 15, 2023. 2023 OUTLOOK The Company is providing its initial full year 2023 AFFO per share guidance in the range of $1.17 to $1.23 per share. The Company expects net investment activity, including acquisitions, developments where rent commenced, and mortgage loan receivables, net of dispositions, to be at least $400.0 million in 2023. Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Earnings Release 7 EARNINGS WEBCAST AND CONFERENCE CALL A conference call will be held on Friday, February 24, 2023 at 10:00 AM ET. During the conference call the Company’s officers will review fourth quarter performance, discuss recent events, and conduct a question and answer period. The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call. The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until March 3, 2023, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13734721. SUPPLEMENTAL PACKAGE The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com. About NETSTREIT NETSTREIT is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors. Investor Relations ir@netstreit.com 972-597-4825 (1) Non-GAAP financial measure. See "Non-GAAP Financial Measures". (2) All per share amounts herein include weighted average common shares of 54,991,093, weighted average operating partnership units of 514,706, weighted average unvested restricted stock units of 209,226 for the three-months ended December 31, 2022. (3) Per share amounts include weighted average common shares of 49,517,977 and weighted average operating partnership units of 526,859, weighted average unvested restricted stock units of 248,602, and weighted average unsettled shares under open forward equity contracts of 138,384 for the twelve-months ended December 31, 2022.

Earnings Release 8 (4) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended December 31, 2022 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, recently acquired properties, and properties with contractual rent increases, other than properties under development) for leases in place as of December 31, 2022, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12. (5) Weighted by ABR, excluding lease extension options and mortgage loan receivables. (6) Unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x. NON-GAAP FINANCIAL MEASURES This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below. FORWARD LOOKING STATEMENTS This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from rising interest rates and instability in macroeconomic conditions. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Quarterly Highlights

(unaudited, in thousands, except share, per share data and square feet)

	Three Months Ended				
Financial Results	**December 31, 2022**	**September 30, 2022**	**June 30, 2022**	**March 31, 2022**	**December 31, 2021**
Net income	$ 2,811	$ 1,419	$ 2,010	$ 1,966	$ 2,095
Net income per common share outstanding - diluted	$ 0.05	$ 0.03	$ 0.04	$ 0.04	$ 0.05
Funds from Operations (FFO)	$ 14,621	$ 14,517	$ 12,864	$ 12,667	$ 11,197
FFO per common share outstanding - diluted	$ 0.26	$ 0.28	$ 0.26	$ 0.28	$ 0.26
Core Funds from Operations (Core FFO)	$ 15,379	$ 14,517	$ 12,828	$ 12,667	$ 10,759
Core FFO per common share outstanding - diluted	$ 0.28	$ 0.28	$ 0.26	$ 0.28	$ 0.25
Adjusted Funds from Operations (AFFO)	$ 16,236	$ 15,386	$ 13,738	$ 13,135	$ 11,477
AFFO per common share outstanding - diluted	$ 0.29	$ 0.30	$ 0.28	$ 0.29	$ 0.27
Dividends per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Weighted average common shares outstanding - diluted	55,715,025	51,384,758	48,951,833	45,600,810	43,308,598
Portfolio Metrics[1]					
Number of leases	427	406	381	361	327
Square feet	8,470,494	7,990,845	7,419,551	7,028,798	6,420,246
Occupancy	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Weighted average lease term remaining (years)[2]	9.5	9.6	9.5	9.6	9.9
Investment grade (rated) - % of ABR[3]	62.9 %	64.6 %	64.7 %	63.9 %	65.2 %
Investment grade profile (unrated) - % of ABR[4]	17.2 %	14.0 %	16.4 %	16.7 %	16.4 %
Combined Investment grade (rated) & Investment grade profile (unrated) - % of ABR	80.1 %	78.6 %	81.1 %	80.6 %	81.6 %

Forward Equity

Shares Sold - August 2022	10,350,000
Shares Settled through December 31, 2022	(2,973,944)
Shares Remaining	7,376,056
Net Settlement Price as of 12/31/2022	$ 19.17
Remaining Equity Value[5]	$ 141,373

(1) Metrics exclude mortgage loans receivable.
(2) Weighted by ABR; excludes lease extension options and mortgage loan receivables.
(3) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(4) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.
(5) Reflects 7.4 million of unsettled shares from the August 2022 forward equity offering, at the December 31, 2022 available net settlement price of $19.17.

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9

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
REVENUES				
Rental revenue (including reimbursable)	$ 26,625	$ 17,807	$ 93,934	$ 59,140
Interest income on loans receivable	674	—	2,345	—
Total revenues	27,299	17,807	96,279	59,140
OPERATING EXPENSES				
Property	3,539	1,800	11,695	5,803
General and administrative	5,444	3,906	19,053	14,810
Depreciation and amortization	13,938	9,729	50,075	30,807
Provisions for impairment	—	—	1,114	3,539
Transaction costs[1]	135	236	839	700
Total operating expenses	23,056	15,671	82,776	55,659
OTHER INCOME (EXPENSE)				
Interest expense, net[2]	(3,473)	(1,007)	(9,181)	(3,700)
Gain on sales of real estate, net	1,986	545	4,148	2,997
Other income (expense), net	95	431	131	431
Total other income (expense), net	(1,392)	(31)	(4,902)	(272)
Net income before income tax expense	2,851	2,105	8,601	3,209
Income tax expense	(41)	(10)	(396)	(59)
Net income	2,810	2,095	8,205	3,150
Net income attributable to noncontrolling interests	25	62	88	104
Net income attributable to common stockholders	$ 2,785	$ 2,033	$ 8,117	$ 3,046
Amounts available to common stockholders per common share:				
Basic	$ 0.05	$ 0.05	$ 0.16	$ 0.08
Diluted	$ 0.05	$ 0.05	$ 0.16	$ 0.08
Weighted average common shares:				
Basic	54,991,093	41,859,168	49,517,977	36,999,459
Diluted	55,715,025	43,308,598	50,431,822	38,672,565
OTHER COMPREHENSIVE INCOME (LOSS)				
Net income	$ 2,810	$ 2,095	$ 8,205	$ 3,150
Change in value on derivatives, net	(1,678)	1,994	19,758	4,057
Total comprehensive income	1,132	4,089	27,963	7,207
Comprehensive income (loss) attributable to noncontrolling interests	(9)	120	296	273
Comprehensive income attributable to common stockholders	$ 1,123	$ 3,969	$ 27,667	$ 6,934

(1) Represents the costs associated with abandoned acquisitions and other acquisition related expenses.
(2) Interest expense is net of interest income from interest bearing accounts.

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10

Funds From Operations and Adjusted Funds From Operations (unaudited, in thousands, except share and per share data) 11 Three Months Ended December 31, Twelve Months Ended December 31, 2022 2021 2022 2021 GAAP Reconciliation: Net income $ 2,810 $ 2,095 $ 8,205 $ 3,150 Depreciation and amortization of real estate 13,797 9,647 49,498 30,491 Provisions for impairment — — 1,114 3,539 Gain on sales of real estate, net (1,986) (545) (4,148) (2,997) Funds from Operations (FFO) $ 14,621 $ 11,197 $ 54,669 $ 34,183 Non-recurring severance and related charges 848 — 848 — Gain on insurance proceeds (90) (438) (126) (438) Core Funds from Operations (Core FFO) $ 15,379 $ 10,759 $ 55,391 $ 33,745 Straight-line rental revenue (142) (376) (1,286) (1,082) Amortization of deferred financing costs 338 157 891 627 Amortization of loan origination costs 28 — 88 — Amortization of above/below market lease intangibles (409) (199) (1,430) (808) Amortization of lease incentives 163 96 541 122 Capitalized interest expense (234) (40) (452) (78) Non-cash compensation expense 1,128 1,080 4,774 3,703 Adjusted Funds from Operations (AFFO) $ 16,251 $ 11,477 $ 58,517 $ 36,229 FFO per common share outstanding - diluted $ 0.26 $ 0.26 $ 1.08 $ 0.88 Core FFO per common share outstanding - diluted $ 0.28 $ 0.25 $ 1.10 $ 0.87 AFFO per common share outstanding - diluted $ 0.29 $ 0.27 $ 1.16 $ 0.94 Dividends per share $ 0.20 $ 0.20 $ 0.80 $ 0.80 Dividends per share as a percent of AFFO 69% 74% 69% 85 % Weighted average common shares outstanding, basic 54,991,093 41,859,168 49,517,977 36,999,459 Operating partnership units outstanding 514,706 1,125,712 526,859 1,377,335 Unvested restricted stock units 209,226 323,718 248,602 295,771 Unsettled shares under open forward equity contracts — — 138,384 — Weighted average common shares outstanding, diluted 55,715,025 43,308,598 50,431,822 38,672,565

EBITDAre, Adjusted EBITDAre, NOI and Cash NOI

(unaudited, in thousands)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
GAAP Reconciliation:				
Net income	$ 2,810	$ 2,095	$ 8,205	$ 3,150
Depreciation and amortization of real estate	13,797	9,647	49,498	30,491
Amortization of above/below market lease intangibles	(409)	(199)	(1,430)	(808)
Amortization of lease incentives	163	96	541	122
Non-real estate depreciation and amortization	141	82	577	316
Interest expense, net	3,473	1,007	9,181	3,700
Income tax expense	41	10	396	59
Amortization of loan origination costs	28	—	88	—
EBITDA	20,044	12,738	67,056	37,030
Provisions for impairment	—	—	1,114	3,539
Gain on sales of real estate, net	(1,986)	(545)	(4,148)	(2,997)
EBITDAre	18,058	12,193	64,022	37,572
Straight-line rent adjustments	(142)	(376)	(1,286)	(1,082)
Non-recurring severance and related charges	848	—	848	—
Gain on insurance proceeds	(90)	(438)	(126)	(438)
Non-cash compensation expense	1,128	1,080	4,774	3,703
Adjusted EBITDAre	$ 19,802	$ 12,459	$ 68,232	$ 39,755

	Three Months Ended December 31, 2022
Adjusted EBITDAre	19,802
Adjustments for intraquarter acquisitions and dispositions[1]	1,334
Annualized Adjusted EBITDAre	**$ 84,544**
Net debt / Annualized Adjusted EBITDAre	5.0x
Net debt adjusted for outstanding forward equity / Annualized Adjusted EBITDAre	3.4x

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
GAAP Reconciliation:				
Net income	$ 2,810	$ 2,095	$ 8,205	$ 3,150
General and administrative	5,444	3,906	19,053	14,810
Depreciation and amortization	13,938	9,729	50,075	30,807
Provisions for impairment	—	—	1,114	3,539
Transaction costs	135	236	839	700
Interest expense, net	3,473	1,007	9,181	3,700
Gain on sales of real estate, net	(1,986)	(545)	(4,148)	(2,997)
Income tax expense	41	10	396	59
Interest income on mortgage loans receivable	(674)	—	(2,345)	—
Other income	(95)	(431)	(131)	(431)
NOI	23,086	16,007	82,239	53,337
Straight-line rent adjustments	(142)	(376)	(1,286)	(1,082)
Amortization of above/below market lease intangibles	(409)	(199)	(1,430)	(808)
Amortization of lease incentives	163	96	541	122
Cash NOI	$ 22,698	$ 15,528	$ 80,064	$ 51,569
Adjustments for Intraquarter acquisitions and dispositions[2]	1,334			
Normalized Cash NOI	$ 24,032			

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Property Operating Expense Coverage				
Property operating expense reimbursement	$ 3,395	$ 1,502	$ 10,508	$ 5,019
Property operating expenses	(3,539)	(1,800)	(11,695)	(5,803)
Property operating expenses, net	$ (144)	$ (298)	$ (1,187)	$ (784)

(1) The adjustment removes base rent and interest income for new investments completed during the period shown and replaces the removed amount with an estimated equivalent amount for the full period shown. The adjustment also removes base rent for properties disposed of during the period shown.
(2) The adjustment removes base rent from new acquisitions acquired during the period shown and replaces the removed amount with an estimated equivalent amount for the full period shown. The adjustment also removes base rent for properties disposed of during the period shown.

NETSTREIT 12

Consolidated Balance Sheets (unaudited, in thousands, except share data) 13 December 31, 2022 2021 ASSETS Real estate, at cost: Land $ 401,146 $ 299,935 Buildings and improvements 907,585 626,457 Total real estate, at cost 1,308,731 926,392 Less accumulated depreciation (62,526) (30,669) Property under development 16,796 17,896 Real estate held for investment, net 1,263,001 913,619 Assets held for sale 23,208 2,096 Cash, cash equivalents and restricted cash 70,543 7,603 Lease intangible assets, net 150,505 124,772 Other assets, net 52,057 20,351 Total assets $ 1,605,692 $ 1,068,441 LIABILITIES AND EQUITY Liabilities: Term loans, net $ 373,296 $ 174,330 Revolving credit facility 113,000 64,000 Lease intangible liabilities, net 30,131 23,316 Liabilities related to assets held for sale 406 — Accounts payable, accrued expenses and other liabilities 22,540 16,980 Total liabilities $ 547,269 $ 278,626 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 58,031,879 and 44,223,050 shares issued and outstanding as of December 31, 2022 and 2021, respectively $ 580 $ 442 Additional paid-in capital 1,091,514 809,724 Distributions in excess of retained earnings (66,937) (35,119) Accumulated other comprehensive income 23,673 4,123 Total stockholders’ equity 1,048,830 779,170 Noncontrolling interests 9,593 10,645 Total equity 1,058,423 789,815 Total liabilities and equity $ 1,605,692 $ 1,068,441

Debt, Capitalization, and Financial Ratios

(unaudited, in thousands, except share data)

As of December 31, 2022

Debt Summary	Maturity Date		Principal Balance	Interest Rate[1]	Rate Type	Weighted Average Years to Maturity
Unsecured revolver[2][3]	August 11, 2026	$	113,000	5.42%	Floating	3.6 years
Unsecured term loan[4]	December 23, 2024		175,000	1.36%	Fixed	2.0 years
Unsecured term loan[5]	February 11, 2028		200,000	3.88%	Fixed	5.1 years
Mortgage note [6]	November 1, 2027		8,498	4.53%	Fixed	4.8 years
Principal amount of total debt		$	496,498	3.35%		

Net Debt		Balance
Principal amount of total debt	$	496,498
Less: Cash, cash equivalents and restricted cash[7]		(70,543)
Net debt	$	425,955
Value of outstanding forward equity[8]		(141,373)
Net debt adjusted for outstanding forward equity	$	284,582
Net debt / Annualized Adjusted EBITDAre		5.0x
Net debt adjusted for outstanding forward equity / Annualized Adjusted EBITDAre		3.4x

Fixed vs. Floating Rate Debt



Floating, 22.8%
3.35%
Wgt. Avg. Rate
Fixed, 77.2%

Key Debt Covenant Information	Required	Actual
Consolidated total leverage ratio	≤ 60.0%	30.6%
Fixed charge coverage ratio	≥ 1.50x	7.43x
Maximum secured indebtedness	≤ 40.0%	0.5%
Maximum recourse indebtedness	≤ 10.0%	0.0%
Unencumbered leverage ratio	≤ 60.0%	31.5%
Unencumbered interest coverage ratio	≥ 1.75x	8.91x

Liquidity		Balance
Unused unsecured revolver capacity	$	287,000
Cash, cash equivalents and restricted cash[7]		70,543
Cash value of outstanding forward equity[8]		141,373
Total Liquidity	$	498,916

Equity	Ending Shares/Units		Equity Market Capitalization	% of Total
Common shares[9]	58,031,879	$	1,063,724	99.1 %
OP units[9]	513,467		9,412	0.9 %
Total	58,545,346	$	1,073,136	100.0 %

Enterprise Value		Balance	% of Total
Principal amount of total debt	$	496,498	31.6 %
Equity market capitalization[8]		1,073,136	68.4 %
Total enterprise value	$	1,569,634	100.0 %

(1) Interest rate for floating rate debt, if applicable, is based on the last day of the quarter presented. Rates presented exclude the impact of capitalized loan fee amortization.
(2) Facility fees are charged at an annual rate of 0.15% of the total facility size of $400 million.
(3) The revolver has a one-year extension option.
(4) Effective September 28, 2020 the floating rate underlying the term loan was swapped to an effective fixed rate of 0.21%. On January 31, 2023 the LIBOR swap was converted to a SOFR swap at a rate of 0.22%, which consists of the SOFR swap of 0.12% plus the SOFR credit spread adjustment of 0.10%. The swap terminates on December 23, 2024.
(5) Effective September 1, 2022 the floating rate underlying the term loan was swapped to an effective fixed rate of 2.63%. The swap terminates on February 11, 2028.
(6) The mortgage note was assumed as part of an asset acquisition during the third quarter of 2022.
(7) Balance includes $4.7 million of restricted cash held in 1031 exchange accounts.
(8) Reflects 7.4 million of unsettled shares from the August 2022 forward equity offering, at the December 31, 2022 available net settlement price of $19.17.
(9) Value is based on the December 31, 2022 closing share price of $18.33 per share.

NETSTREIT 14

Investment Activity

(unaudited, dollars in thousands)

	Three Months Ended				
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Investments(1):					
Number of Investments	24	26	26	37	32
Gross Investment(2)	$ 104,069	$ 131,301	$ 133,065	$ 137,987	$ 150,538
Cash Capitalization Rate(3)	6.9%	6.6%	6.6%	6.3%	6.5%
Dispositions:					
Number of Occupied Properties	3	1	1	1	—
Number of Vacant Properties	—	—	1	—	—
Net Book Value(4)	$ 9,690	$ 1,517	$ 8,027	$ 2,096	$ —
Proceeds(5)	$ 12,294	$ 1,685	$ 10,328	$ 2,364	$ —
Cash Capitalization Rate (on occupied properties only)(6)	6.7%	5.5%	6.0%	5.5%	N/A

Developments:

Industry	Location	Lease Term	Amount Funded to Date(7)	Anticipated Rent Commencement
Discount Retail	Fond Du Lac, WI	10 Years	$ 2,909	Completed 1Q'22
Home Improvement	Sioux Falls, SD	12 Years	$ 5,123	Completed 1Q'22
Dollar Stores	Woodland, AL	10 Years	$ 1,587	Completed 2Q'22
Arts & Craft	Fond Du Lac, WI	10 Years	$ 3,625	Completed 2Q'22
Discount Retail	Yuma, AZ	10 Years	$ 4,543	Completed 2Q'22
Discount Retail	Sheboygan, WI	10 Years	$ 4,171	Completed 4Q'22
Arts & Craft	D'Iberville, MS	15 Years	$ 5,405	1Q'2023
Arts & Craft	Winder, GA	15 Years	$ 5,280	1Q'2023
Arts & Craft	Sheboygan, WI	10 Years	$ 4,088	2Q'2023
Discount Retail	Alpena, MI	10 Years	$ 1,609	3Q'2023
Home Improvement	Bossier City, LA	12 years	$ 1,215	3Q'2023
TBD	Sumter, SC	TBD	$ 1,123	TBD

(1) Excludes development related transactions.
(2) Includes loan receivables and book value of completed developments, as well as all expenditures that were capitalized as part of the transaction, including acquisition costs, and any incentives provided to the seller and/or tenant as part of closing.
(3) Calculated by dividing in-place ABR, or interest income, at the time of investment by the Gross Investment.
(4) Represents all capitalized costs associated with the property, less impairment charges and net of accumulated depreciation.
(5) Reflects contractual sales price.
(6) The rate only applies to properties that were occupied at the time of the disposition. It is calculated by dividing the in-place ABR at the time of disposition by the contractual sales price.
(7) Represents capitalized acquisition and development costs, including capitalized interest.

NETSTREIT 15

Portfolio Information

(unaudited, dollars in thousands)

Portfolio Metrics	December 31, 2022
Number of leases	427
Number of states	43
Square feet	8,470,494
Tenants	80
Industries	25
Occupancy	100.0 %
Weighted average lease term remaining (years)(1)	9.5

Tenant Quality	Number of Leases		ABR	% of ABR
Investment grade (rated)(2)	302	$	62,348	62.9%
Investment grade profile (unrated)(3)	47		17,080	17.2%
Sub-investment grade (rated)(4)	31		10,741	10.8%
Sub-investment grade profile (unrated)	47		9,014	9.1%
Total	427	$	99,183	100.0%

Tenant Quality



Investment Grade 62.9%
80.1%
of ABR
Inv. Grade
Inv. Grade Profile
Investment Grade Profile 17.2%
Sub-Investment Grade 10.8%
Sub-Investment Grade Profile 9.1%

Defensive Category



Discount 18.1%
Necessity 55.6%
86.1%
of ABR
Necessity
Discount
Service
Service 12.4%
Other 13.8%

(1) Weighted by ABR; excludes lease extension options.
(2) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(3) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.
(4) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower.

NETSTREIT
16

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Top 20 Tenants[1]	Number of Leases		ABR	% of ABR	Credit rating[2]
CVS Health	32	$	9,971	10.1%	BBB
Walgreens	22		6,428	6.5%	BBB
Dollar General	63		6,199	6.2%	BBB
Hobby Lobby	14		5,468	5.5%	IG Profile
7-Eleven	20		4,611	4.6%	A
Advance Auto Parts	40		3,900	3.9%	Baa2
Walmart	6		3,770	3.8%	AA
Lowe's	4		3,578	3.6%	BBB+
Dollar Tree / Family Dollar	33		3,367	3.4%	BBB
Best Buy	6		3,211	3.2%	A3
Ahold Delhaize Food Lion[3]	5		3,000	3.0%	Baa1
festival	2		2,719	2.7%	IG Profile
Floor & Decor	2		2,615	2.6%	BB
Big Lots!	10		2,543	2.6%	SIG (unrated)
Ollie's Good Stuff Cheap	10		2,435	2.5%	IG Profile
Winn Dixie	4		2,356	2.4%	B+
The Home Depot	2		1,944	2.0%	A
Harbor Freight Quality Tools Lowest Prices	13		1,884	1.9%	BB-
Dick's Sporting Goods	1		1,636	1.6%	BBB
TSC Tractor Supply Co	7		1,596	1.6%	Baa1
Total	296	$	73,231	73.8%	

(1) Metrics exclude mortgage loan receivables.
(2) If rated by a credit rating agency, reflects highest rating from S&P, Moody's or National Association of Insurance Commissioners.
(3) Ahold Delhaize does not provide a guaranty on one Food Lion lease, however the tenant qualifies for Investment Grade Profile designation.

NETSTREIT

17

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

State[(1)]	Number of Leases	ABR		% of ABR
Illinois	23	$	8,663	8.7%
Texas	35		8,022	8.1%
Wisconsin	21		6,874	6.9%
Georgia	28		5,949	6.0%
Virginia	9		5,674	5.7%
Ohio	33		5,427	5.5%
Pennsylvania	23		5,102	5.1%
New York	16		4,674	4.7%
Louisiana	10		4,187	4.2%
California	13		4,174	4.2%
Other	216		40,438	40.8%
Total	427	$	99,183	100.0%



WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
OH
PA
NY
VT
NH
ME
MA
CT
RI
NJ
MD
DE
AK
HI
≥10% ABR
≥5% and <10% ABR
≥3% and <5% ABR
≥1% and <3% ABR
<1% ABR
0% ABR

(1) Metrics exclude mortgage loan receivables.

NETSTREIT

18

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Industry[1]	Defensive Category	Number of Leases		ABR	% of ABR
Drug Stores & Pharmacies	Necessity	54	$	16,399	16.5%
Grocery	Necessity	23		12,760	12.9%
Home Improvement	Necessity	33		11,969	12.1%
Dollar Stores	Discount	96		9,566	9.6%
Discount Retail	Discount	32		8,357	8.4%
Auto Parts	Necessity	61		5,526	5.6%
Arts & Crafts	Other	14		5,468	5.5%
Convenience Stores	Service	24		5,353	5.4%
General Retail	Necessity	6		3,708	3.7%
Consumer Electronics	Other	6		3,211	3.2%
Quick Service Restaurants	Service	18		2,923	2.9%
Healthcare	Necessity	12		2,352	2.4%
Specialty	Other	2		1,719	1.7%
Sporting Goods	Other	1		1,636	1.6%
Automotive Service	Service	15		1,634	1.6%
Farm Supplies	Necessity	7		1,596	1.6%
Health and Fitness	Service	1		985	1.0%
Furniture Stores	Other	2		885	0.9%
Casual Dining	Service	5		767	0.8%
Equipment Rental and Leasing	Service	5		679	0.7%
Apparel	Other	4		481	0.5%
Banking	Necessity	3		457	0.5%
Wholesale Warehouse Club	Necessity	1		417	0.4%
Gift, Novelty, and Souvenir Shops	Other	1		200	0.2%
Home Furnishings	Other	1		134	0.1%
Total		427	$	99,183	100.0%

Defensive Category	Number of Leases		ABR	% of ABR
Necessity	200	$	55,185	55.6%
Discount	128		17,923	18.1%
Service	68		12,342	12.4%
Other	31		13,733	13.8%
Total	427	$	99,183	100.0%

(1) Metrics exclude mortgage loan receivables.

NETSTREIT

19

Lease Expiration Schedule

(unaudited, dollars in thousands)

Year of Expiration	Number of Leases Expiring		ABR Expiring[1]	ABR Expiring as a % of Total Portfolio
2023	—	$	—	0.0%
2024	2		293	0.3%
2025	10		2,826	2.8%
2026	16		3,099	3.1%
2027	21		5,145	5.2%
2028	36		7,295	7.4%
2029	53		8,169	8.2%
2030	41		9,870	10.0%
2031	66		12,353	12.5%
2032	33		9,052	9.1%
2033	27		5,224	5.3%
2034	26		9,591	9.7%
2035	23		8,206	8.3%
2036	27		5,894	5.9%
2037	29		7,589	7.7%
2038	1		255	0.3%
2039	7		1,110	1.1%
2040	2		425	0.4%
2041	4		1,246	1.3%
2042	1		985	1.0%
2043	2		558	0.6%
TOTAL	427	$	99,183	100.0%

(1) Weighted by ABR; excludes lease extension options and mortgage loan receivables.

NETSTREIT

20

FFO, Core FFO, and AFFO FFO means funds from operations. It is a non-GAAP measure defined by NAREIT as net income (computed in accordance with GAAP). Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core FFO means core funds from operations. Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring severance and related charges and gain on insurance proceeds. AFFO means adjusted funds from operations. AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing and amortization of loan origination costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO. Non-GAAP Measures and Definitions 21

Non-GAAP Measures and Definitions (cont’d) EBITDA, EBITDAre and Adjusted EBITDAre EBITDA is computed by us as earnings before interest expense, income tax expense and depreciation and amortization. EBITDAre is the NAREIT definition of EBITDA (as defined above), but it is further adjusted to follow the definition included in a white paper issued in 2017 by NAREIT, which recommended that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding straight-line rent, non-cash compensation expense, non-recurring severance and related charges, and gain on insurance proceeds. Adjusted EBITDAre, as computed by us, is EBITDAre adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring severance and related charges, and gain on insurance proceeds. Annualized Adjusted EBITDAre is Adjusted EBITDAre, plus adjustments for intraquarter investment activity, multiplied by four. We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. NOI, Cash NOI, and Normalized Cash NOI NOI means net operating income, and it is computed in accordance with GAAP. We compute NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expenses (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) from the sales of depreciable property, impairment charges on depreciable real property, transaction costs, and other income (or expense). Cash NOI is computed by us as NOI excluding straight-line rent and amortization of above/below-market leases adjustments and lease incentives. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. 22

Non-GAAP Measures and Definitions (cont’d) 23 Normalized Cash NOI is computed by us as Cash NOI adjusted to remove Cash NOI for properties acquired during the period shown, and then replace the removed amount with an estimated equivalent ABR for the full period. It is further adjusted to remove Cash NOI for properties disposed of during the period shown. Other Definitions ABR means annualized base rent. ABR is calculated by multiplying (i) cash rental payments (a) for the month ended December 31, 2022 (or, if applicable, the next full month’s cash rent contractually due in the case of rent abatements, recently acquired properties, and properties with contractual rent increases, other than properties under development) for leases in place as of December 31, 2022, plus (b) for properties under development, the first full month’s permanent cash rent contractually due after the development period by (ii) 12. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Net Debt is computed by us as the principal amount of total debt outstanding less cash, cash equivalents, and restricted cash. Occupancy is expressed as a percentage, and it is the number of economically occupied properties divided by the total number of properties owned. Properties under development are excluded from the calculation. OP units means operating partnership units not held by NETSTREIT.

Forward Looking and Cautionary Statements 24 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from rising interest rates and instability in macroeconomic conditions. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.